UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2002

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization) 5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada (Address of principal executive offices)	1-7850 (Commission File Number)	88-0085720 (I.R.S. Employer Identification No.) 89193-8510 (Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Item 5. Other Events and Regulation FD Disclosure.

Southwest Gas Corporation negotiated a $16.25 million settlement on December 18 with its insurance provider related to the now terminated acquisition of the Company by ONEOK, Inc. and the rejection of competing offers from Southern Union Company. Income from the settlement will be recognized in the fourth quarter of 2002 and will amount to $9.0 million after-tax, or $0.27 per share.

A copy of the press release, dated December 20, 2002, is attached as Exhibit 99.

Item 7. Financial Statements and Exhibits.

(c)   Exhibits

99   Press release dated December 20, 2002 regarding $16.5 million insurance settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 20, 2002	SOUTHWEST GAS CORPORATION /s/ ROY R. CENTRELLA Roy R. Centrella Vice President/Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99 Press release dated December 20, 2002 regarding $16.5 million insurance settlement.